UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2013
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
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Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
•Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Open Text Corporation (“Open Text”) and certain of its subsidiaries entered into a First Amendment, dated as of December 16, 2013 (the “Amendment”), to (i) the Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of November 9, 2011, among Open Text ULC, as term borrower, Open Text ULC, Open Text Inc. and Open Text, as revolving credit borrowers, the domestic guarantors party thereto, each of the lenders party thereto, Barclays Bank PLC, as sole administrative agent and collateral agent (the “Administrative Agent”), and Royal Bank of Canada, as documentary credit lender; and (ii) the Amended and Restated Security and Pledge Agreement (the “Security Agreement”), dated as of November 9, 2011, among Open Text Inc., Open Text Holdings, Inc., Open Text USA Inc., Vignette Partnership, LP, EasyLink Services International Corporation and the Administrative Agent.
Upon effectiveness (as described below), the Amendment, among other things, (i) modifies the leverage ratio condition for incurring debt under a debt basket to a consolidated senior secured leverage ratio of less than 2.75:1.00 (formerly 2.50:1.00); and (ii) replaces the income-based basket in the restricted payments negative covenant (formerly 50% of consolidated net income) with a basket of up to 35% of consolidated EBITDA (as defined therein). In addition, the Amendment includes certain technical and other amendments to each of the Credit Agreement and Security Agreement, including the addition of a form of intercreditor agreement as a schedule to the Credit Agreement.
Effectiveness of the Amendment is subject to certain conditions precedent, including the completion of the previously announced acquisition of all of the outstanding equity interests of GXS Group, Inc. To the extent that such acquisition has not taken or does not take place or any of the other conditions precedent have not been satisfied, the Amendment will not be effective. Open Text will pay a one-time amendment fee of 5 basis points to participating lenders, based on outstanding commitments and loans.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item  9.01    Financial Statements and Exhibits.
(d)    Exhibits
Pursuant to the rules and regulations of the Securities and Exchange Commission, Open Text has filed the Amendment as an exhibit to this Current Report on Form 8-K. The Amendment contains representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to the Amendment and (i) may have been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreement or such other date(s) as may be specified in such agreement and are subject to more recent developments, which may not be fully reflected in relevant public disclosure, (iii) may reflect the allocation of risk among the parties to such agreement and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe Open Text’s actual state of affairs at the date hereof and should not be relied upon.

Exhibit No.	Description

10.1
First Amendment to Amended and Restated Credit Agreement and Amended and Restated Security and Pledge Agreement, dated as of December 16, 2013, between Open Text ULC, as term borrower, Open Text ULC, Open Text Inc. and Open Text Corporation, as revolving credit borrowers, the domestic guarantors party thereto, each of the lenders party thereto, Barclays Bank PLC, as sole administrative agent and collateral agent, and Royal Bank of Canada, as documentary credit lender.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

December 20, 2013	By:	/s/ Paul McFeeters
Paul McFeeters Chief Financial Officer and Chief Administrative Officer

Exhibit Index

Exhibit No.	Description

10.1
First Amendment to Amended and Restated Credit Agreement and Amended and Restated Security and Pledge Agreement, dated as of December 16, 2013, between Open Text ULC, as term borrower, Open Text ULC, Open Text Inc. and Open Text Corporation, as revolving credit borrowers, the domestic guarantors party thereto, each of the lenders party thereto, Barclays Bank PLC, as sole administrative agent and collateral agent, and Royal Bank of Canada, as documentary credit lender.